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                                                                      EXHIBIT 24


                                 POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned, a Director of Ceridian Corporation (the "Company"), a Delaware corporation, do hereby make, nominate and appoint JOHN R. EICKHOFF, GARY M. NELSON and JOHN A. HAVEMAN, and each of them, to be my attorney in fact for three months from the date hereof, with full power and authority to sign his name on Ceridian's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended; provided that such Form 10-K is first reviewed by the Audit Committee of the Board of Directors of Ceridian and by my attorney in fact; and his name, when thus signed, shall have the same force and effect as though I had manually signed such Form 10-K.

     IN WITNESS WHEREOF, I have signed this Power of Attorney as of February 5, 1998.



/s Lawrence Perlman                     /s/ Charles Marshall
-----------------------------------     ----------------------------------------
Lawrence Perlman                        Charles Marshall


/s/ Ruth M. Davis                       /s/ Carole J. Uhrich
-----------------------------------     ----------------------------------------
Ruth M. Davis                           Carole J. Uhrich


/s/ Richard G. Lareau                   /s/ Richard W. Vieser
-----------------------------------     ----------------------------------------
Richard G. Lareau                       Richard W. Vieser


/s/ George R. Lewis                     /s/ Paul S. Walsh
-----------------------------------     ----------------------------------------
George R. Lewis                         Paul S. Walsh


/s/ Ronald T. Lemay
-----------------------------------
Ronald T. Lemay




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